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23.1     Consent of Arthur Andersen LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into SABRATEK CORPORATION's previously filed Registration Statements, which Registration Statements and their respective File Numbers are set forth below.


          Form S-8   333-13315
          Form S-8   333-31495
          Form S-8   333-31503
          Form S-3   333-31891
          Form S-3   333-56797
          Form S-3*  333-83105
          Form S-3*  333-83181
          Form S-3*  333-83431
          Form S-3*  333-83433

               * Filed but not yet effective


                                      /s/ Arthur Andersen LLP
                                      ARTHUR ANDERSEN LLP



Chicago, Illinois
August 11, 1999